Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37279) of Hercules Incorporated of our report dated June 23, 2008 relating to the financial statements of the Hercules Incorporated Savings and Investment Plan, which appears in this Form 11-K.

/s/ MorisonCogen  LLP
Bala Cynwyd, Pennsylvania
June 23, 2008